Exhibit 1.01

Conflict Minerals Report of FLIR Systems, Inc.

for the Year Ending December 31, 2018

The following should be read in conjunction with the definitions contained in the Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Rule was adopted by the SEC to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The term “conflict minerals” is defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to herein as the 3TGs. The Rule requires each SEC registrant to provide certain disclosures about 3TGs which are necessary to the functionality or production of products manufactured by such registrant.

Description of Company

FLIR Systems, Inc. (“FLIR,” the “Company,” “we,” “us,” or “our”) is a world leader in developing technologies that enhance perception and awareness. We design, develop, market, and distribute solutions that detect people, objects and substances that may not be perceived by human senses and improve the way people interact with the world around them. We bring these innovative technologies—which include thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and advanced threat-detection solutions—into daily life.

Founded in 1978, FLIR is a pioneer in advanced sensors and integrated sensor systems that enable the gathering, measurement, and analysis of critical information through a wide variety of applications in commercial, industrial, government, and consumer markets worldwide. We offer the broadest range of infrared, also known as thermal, imaging solutions in the world, with products that range from consumer-use thermal camera smartphone accessories to highly advanced aircraft-mounted imaging systems for military and search and rescue applications, with products in between serving a multitude of markets, customers, and applications.

Products Overview

We offer a wide array of sensor products, including infrared imaging cameras and systems, detector cores, CBRNE threat detectors, test and measurement instruments, radars, maritime electronics, and related products and solutions. We have evolved our product suite over time, expanding our reach into markets that are adjacent to thermal imaging, with the intent of expanding the adoption and channel development for thermal imaging technology. Examples of this evolution include our entrance into the visible-image security and surveillance market, the maritime electronics market, and the traffic monitoring and signal control market. We intend to continue this evolution as we continue to lower the cost of advanced sensing products. As the cost to own thermal technology continues to decline, the application of these sensors is expanding beyond imaging to areas such as data acquisition where thermal sensors can provide important data that can be used for a wide variety of applications. For further information about our products, please see Item 1 of our Annual Report on Form 10-K for the year ending December 31, 2018.

We conducted an analysis of our products and found that 3TGs can be found in the products described above. Therefore, substantially all the products that we manufacture are subject to the reporting obligations of the Rule.

Due Diligence Process

Reasonable Country of Origin Inquiry

With respect to 3TGs necessary to the functionality or production of products manufactured by us, or contracted by us to be manufactured, and required to be reported on Form SD for 2018, we conducted in good faith a country of origin inquiry that we believe was reasonably designed to determine whether any of the 3TGs originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively the “Covered Countries”) or were from recycled or scrap sources.

First, we identified all component suppliers and analyzed the bills of materials to identify any 3TGs that may be contained in the components provided by these suppliers. To achieve greater control and transparency over our supply chain and help identify the risk that our products contain any 3TGs that may be financing or benefiting armed groups in any Covered Country, we utilized a reporting template, the Conflict Minerals Reporting Template version 5.11 or higher (“CMRT”), and data gathered by the Responsible Minerals Initiative (“RMI”) of the Responsible Business Alliance (“RBA”) and the Global E-Sustainability Initiative (“GeSI”). We identified and compiled a list of our suppliers from whom we needed to request information about their sourcing of 3TGs, and we requested that such identified suppliers provide us with information regarding their supply chain using the CMRT.

To gain insight into the country of origin, chain of custody, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”) of our 3TGs in our products, we relied primarily on the data reported by suppliers via the CMRT and the data from the Responsible Minerals Assurance Process (“RMAP”). RMAP is a voluntary program in which an independent third party evaluates smelter and refiner procurement activities and determines whether the smelter or refiner demonstrated that all the materials it processed originated from conflict-free sources. Pursuant to our Conflict Smelter Policy and our Supplier Code of Conduct, we require all suppliers to complete a CMRT and disclose the smelter and refiner facilities that are linked to the development of their parts and products.

Based on the information we received from our suppliers (as described below), we have reason to believe that some of the 3TGs contained in our products may have come from recycled or scrap sources.

To the extent we determined from our suppliers’ responses that the 3TGs originated (or may have originated) in the Covered Countries and may not have been from recycled or scrap sources, we exercised further due diligence as required by the Rule. In exercising due diligence, we were not able to determine whether the 3TGs that originated (or may have originated) in the Covered Countries directly or indirectly financed or benefitted armed groups.

Despite our good faith effort to determine the countries of origin and chain of custody of the 3TGs contained in our products, we have not been able to determine the exact country of origin of all of the 3TGs used in our in scope products. For the 3TGs whose country of origin has become known to us, we have been unable to determine whether such 3TGs directly or indirectly financed or benefited armed groups in the Covered Countries.

Our ability to determine the origin and chain of custody of 3TGs and the Conflict Status is limited. Our supply chain for 3TGs is complex. In most cases, we are several steps removed from the mining and smelting or refining of 3TGs. Out of necessity, we depend on information from suppliers that may themselves purchase 3TGs from persons other than the miner, smelter or refiner of 3TGs.

Due to the breadth and complexity of our products and respective supply chain, it will take time for many of our suppliers to verify the origin of all the 3TGs they procure. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI/RMAP program and continuing our outreach efforts with suppliers, we hope to enhance the transparency within our supply chain regarding 3TGs.

Design of Due Diligence Measures

During 2018, we followed our management systems and due diligence procedures for 3TGs that we established in 2013 (our “CM Process”) with the intent to conform with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, as outlined below.

OECD Guidance Step 1 – Establish Strong Internal Management Systems

•	We have adopted a Conflict Minerals Policy and Supplier Code of Conduct, which is available on our web site at https://www.flir.com/corporate/supplier.

•

We have an internal team comprised of those employees who have responsibility for SEC reporting and compliance, and a system to notify the team of information that is relevant to supply-chain due diligence. This team is led by our Legal Department.

•	We use a third-party service provider to assist us with supply-chain outreach and CMRT collection as well as with due diligence activities related to same.

•

This year, we continued to put a strong emphasis on supplier education and training. To accomplish this, we utilized our third-party service provider’s Learning Management System, to provide all in-scope suppliers access to Conflict Minerals training courses and learning material that includes understanding the CM regulation, filling out the CMRT, and using our third-party service provider’s online portal for submission.

Our employees may anonymously report suspected violations of our Conflict Minerals Policy and Supplier Code of Conduct using our hotline which is hosted by EthicsPoint, available 24 hours a day, seven days a week.

The Company has adopted a policy to retain relevant documentation for a period of 5 years. Through our third-party service provider we retain all conflict minerals related documents, including supplier responses to CMRTs. All of this information and findings from this process are stored in a database that can be audited by internal or external parties.

OECD Guidance Step 2 – Identify and Assess Risk in the Supply Chain

•	We require all suppliers that are within scope of providing products that may contain 3TGs to complete a valid and complete CMRT.

•	We requested that our suppliers that provide in-scope products or parts complete a CMRT to collect information about the smelters of 3TG used in our products.

•

We analyzed the suppliers’ template responses for completeness and internal consistency and followed up with suppliers in an effort to resolve any discrepancies or incomplete answers that we identified.

•

We relied on representations from suppliers that we considered reasonable. Our third-party service-provider also has automatic validation to flag CMRTs that contain conflicting responses or missing information. If such a CMRT was submitted, the supplier received an automated email response indicating the issues with the CMRT they provided.

•

In some instances, we worked with suppliers to contact the manufacturer of products supplied to them. We considered warning signs or other circumstances that, in our view, indicated responses to the CMRT were unreliable or that the 3TGs came from a Covered Country and were not from recycled or scrap sources.

Based on the smelter lists provided by our suppliers via CMRT, we have identified 321 smelters or refiners that are on the RMI Standard Smelter List that accompanies CMRT version 5.11. Of these, 255 have a been identified as conformant by the RMI through the RMAP.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third-party service provider uses 5 factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

1.	Geographic proximity to the DRC and covered countries;

2.	RMAP audit status;

3.	Known mineral source country of origin;

4.	Peer assessments conducted by credible third-party sources; and

5.	Credible evidence of unethical or conflict sourcing.

Based on the above criteria the following facilities have been identified with red flag risks in the supply chain:

•	Tony Goetz NV—CID002587

•	African Gold Refinery Limited (AGR)—CID003185

•	Kaloti Precious Metals—CID002563

•	Universal Precious Metals Refining Zambia—CID002854

•	Sudan Gold Refinery—CID002567

•	Fidelity Printers and Refiners – CID002515

When these facilities were reported on a CMRT by one of our suppliers, risk mitigation activities were initiated. Through our third-party service provider along with the FLIR site supply chain organizations, suppliers that included any of the above facilities were immediately contacted and requested to take their own risk mitigation actions, including reviewing products sold to FLIR, and advise in writing if minerals from any of these smelters were used in FLIR products and, if so, work towards removal of these red-flag smelter(s) from their supply chain.

In accordance with OECD Due Diligence Guidance, risk mitigation will depend on each supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with clear expectations to remediate the issue with focus on elimination of these risks from the supply chain.

OECD Guidance Step 3 – Design and Implement a Strategy to Respond to Identified Risks

•

Supplier terms and conditions require, whenever possible, compliance with FLIR’s Supplier Code of Conduct which requires suppliers to certify as to whether supplied products are or are not free of Conflict Minerals (“CMs”). FLIR’s standard Supplier Terms and Conditions includes language which states Suppliers are required to adhere to our conflict minerals policy.

•	We notify our direct suppliers of CMs and each third-party manufacturer of our products that contain CMs of our policy on CMs.

•

We are in the process of cross-referencing the smelter and refiner information provided by suppliers this year with the data made available by RMAP concerning the country of origin of the CMs processed by those facilities and their Conflict Status.

OECD Guidance Step 4 – Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

•

We rely on the RMAP initiative described above to identify smelters or refiners who are conformant with their assessment protocols, in satisfaction of the OECD framework requirements. Any smelters or refiners that were reported by our suppliers on their CMRTs who were not part of the RMAP were contacted directly by our third-party service provider to encourage them to participate in the RMAP.

OECD Guidance Step 5 – Report on Supply Chain Due Diligence

•	We publicly report the results of our due diligence by publishing a CMR annually. Our reports are accessible on our website at https://www.flir.com/corporate/supplier.

Due Diligence Results

Survey Results

We received information from approximately 75% of our suppliers, including information on materials supplied directly to us and contained in products that we contracted to have manufactured by third parties. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or inconsistencies were found. 68 suppliers did not submit a new CMRT when advised of such inaccuracies or inconsistencies and as such are still listed as invalid submissions as of April 29, 2019.

Smelters and Refiners

A majority of the responses we received from our suppliers provided aggregate data for their global supplier list on entity company-wide basis. However, some of the responses we received were incomplete or stated that the supplier had no knowledge regarding the source of the 3TGs in their products supplied to FLIR because they had merely purchased such products from a source further down the supply chain. Some suppliers who responded were able to identify smelters or refiners used by sub tier suppliers in their supply chains but not at a component level. However, their responses indicated that their own supply chain due diligence was less than complete. A minority of our suppliers provided product level CMRTs but were unable to tie individual smelters or refiners to the specific components that were delivered to us and are contained in our end products. We are therefore unable to definitively (i) determine whether any of the 3TGs reported by our suppliers were contained in our end products or (ii) validate which of the smelters and refineries included in the CMRTs of our suppliers actually supplied 3TGs for specific components used in our end products. Due to this, our list of smelters or refiners may contain more facilities than those that processed the 3TGs contained in our products.

We are continuing our review of all responses to correlate, identify and resolve the inconsistencies and missing information related to each supplier’s responses. Our continuing efforts to determine the mine or location of origin of the 3TGs follow the steps outlined in the OECD Guidance described above.

Risk Mitigation and Future Due Diligence Measures

We have taken, or will take, the following steps since the period covered by this Report to mitigate the risk that our 3TGs financed or benefitted armed groups in the Covered Countries:

•	Increased the response rate of suppliers to our information requests by continuing to refine our data collection process.

•	Implemented a new conflict minerals procedure to clarify our processes.

•

Carry out requirements outlined in FLIR’s Conflict Mineral Policy Statement to identify non-compliant suppliers and take action to require suppliers remediate the issue or risk corrective action up to and including FLIR establishing alternative sources from conflict free suppliers and may include escalation to senior management to advise of suppliers using high risk practices.

•	Encourage suppliers to increase the participation rate of smelters and refiners in the RMAP.

•	Require new suppliers to commit to comply with our Conflict Minerals Policy and Supplier Code of Conduct before placing any orders with the supplier.

•	Improve our supply chain due diligence by increasing awareness internally and externally regarding our Conflict Minerals Policy.

We will also continue to engage with the RBA and other key industry groups as part of a wider industry collaboration to develop best practices for the global supply chain and address the ongoing issue of conflict minerals.

In accordance with the Rule, a copy of this Report will be posted on the Company’s website at www.flir.com/corporate/supplier

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location

Gold	8853 S.p.A.	ITALY

Gold	Abington Reldan Metals, LLC	UNITED STATES

Gold	Advanced Chemical Company	UNITED STATES

Gold	African Gold Refinery	UGANDA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery—Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	HeeSung	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi	ITALY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	L’Orfebre S.A.	ANDORRA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Marsam Metals	BRAZIL

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Pease & Curren	UNITED STATES

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Safimet S.p.A	Italy

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Shangdong Humon Smelting Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	SungEel HiTech	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Power Resources Ltd.	MACEDONIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Super Ligas	Brazil

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

Tin	Thaisarco	THAILAND

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Appendix B

This list of potential countries of origin is populated based on publicly available information, our Reasonable Country of Origin Inquiry (RCOI) and due diligence. It is important to note that this is also based on company level responses and, therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo (Democratic Republic of the), Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe